DISTRIBUTION AGREEMENT

This Agreement, made as of August 1, 2005 by and between TrendStar Investment Trust, a Delaware business trust (the "Fund"), TrendStar Advisors, LLC, a Delaware limited liability company (“TrendStar”), and Unified Financial Securities, Inc., an Indiana corporation (the "Distributor").

WHEREAS, the Distributor is a broker-dealer registered with the Securities and Exchange Commission (the “Commission”) and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act"); and

WHEREAS, the Fund currently offers shares of the Fund (the “Shares”) in one or more separate series ( each a “Portfolio” and together the “Portfolios”), and

WHEREAS, TrendStar is an investment advisory firm registered as such with the Commission ; and

WHEREAS, TrendStar provides certain investment advisory and administrative services to the Fund under separate written agreements for each such service; and

WHEREAS, pursuant to its agreement with the Fund to provide certain administrative services, TrendStar may from time to time engage third parties to provide certain of those services to the Fund in the capacity of a sub-contractor, so long as such engagement is expressly approved by the Board of Trustees of the Fund; and

WHEREAS, TrendStar wishes to retain Distributor to provide statutory principal underwriting services to the Fund, all as more specifically described in this Agreement, and Unified is willing to furnish such services; and

WHEREAS, the Board of Trustees of the Fund has approved such engagement and has consented to allow the Fund be a party this Agreement for the limited purposes set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties agree as follows:

1.	Appointment.

TrendStar, with the express consent of the Fund's Board of Trustees, hereby engages the Distributor as the Fund's exclusive agent for the distribution of the Shares, and the Distributor hereby accepts such appointment under the terms of this Agreement. While this Agreement is in force, the Fund shall not sell any Shares except on the terms set forth in this Agreement. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.	Sale and Repurchase of Shares.

(a)
The Distributor will have the right, as agent for the Fund, to enter into dealer agreements with responsible investment dealers, and to sell Shares to such investment dealers against orders therefor at the public offering price (as defined in subparagraph 2(d) hereof) stated in the Fund's effective Registration Statement on Form N-1A under the Act and the Securities Act of 1933, as amended, including the then current prospectus and statement of additional information (the "Registration Statement"). Upon receipt of an order to purchase Shares from a dealer with whom the Distributor has a dealer agreement, the Distributor will promptly cause such order to be filled by the Fund.

(b)	The Distributor will also have the right, as agent for the Fund, to sell such Shares to the public against orders therefor at the public offering price.

(c)	The Distributor will also have the right to take, as agent for the Fund, all actions which, in the Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares.

(d)
The public offering price for the Shares of each Portfolio shall be the respective net asset value of the Shares of that Portfolio then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of the NASD.

(e)
The net asset value of the Shares of each Portfolio shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Portfolio shall be calculated by TrendStar or its authorized designee on behalf of the Fund. The UnderwriterDistributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

(f)
On every sale, the Fund shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which the UnderwriterDistributor shall have received an order for the purchase of the Shares.

(g)	Upon receipt of purchase instructions, the UnderwriterDistributor will transmit such instructions to the Fund or its authorized transfer agent for registration of the Shares purchased.

(h)
Nothing in this Agreement shall prevent the UnderwriterDistributor or any affiliated person (as defined in the Act) of the UnderwriterDistributor from acting as the underwriterDistributor or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict the UnderwriterDistributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that the UnderwriterDistributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to TrendStar or the Fund under this Agreement.

(i)
The UnderwriterDistributor, as agent of and for the account of the Fund, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.	Sale of Shares by the Fund.

The Fund reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.	Basis of Sale of Shares.

The UnderwriterDistributor does not agree to sell any specific number of Shares. The UnderwriterDistributor, as agent for the Fund, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.	Rules of NASD, etc.

(a)	The UnderwriterDistributor will conform its activities to the Rules of the NASD and the securities laws of the Commission and any jurisdiction in which it sells, directly or indirectly, any Shares.

(b)
The UnderwriterDistributor will require each dealer with whom the UnderwriterDistributor has a dealer agreement to conform to the applicable provisions hereof and the Registration Statement with respect to the public offering price of the Shares, and neither the UnderwriterDistributor nor any such dealers shall withhold the placing of purchase orders so as to make a profit thereby.

(c)
The UnderwriterDistributor agrees to furnish to TrendStar and the Fund sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Distributor, on behalf of the Fund, to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

(d)
The UnderwriterDistributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

(e)
The UnderwriterDistributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by TrendStar to the UnderwriterDistributor in reasonable quantities upon request.

6.	Records to be Supplied by TrendStar.

TrendStar, on behalf of the Fund, shall furnish to the UnderwriterDistributor copies of all information, financial statements and other papers which the UnderwriterDistributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by the UnderwriterDistributor, of all financial statements prepared for the Fund by independent public accountants.

7.	Fees and Expenses.

(a)	The Fund will not bear any costs or expenses incurred with respect to distribution of shares except to the extent the Fund is permitted to do so by applicable law.

(b)
The Distributor may from time to time employ or associate with such person or persons as may be appropriate to assist the Distributor in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Distributor, TrendStar and the Fund. The Distributor shall pay the compensation of such person or persons for such employment and no obligation will be incurred by or on behalf of the Fund in such respect.

8.	Indemnification of TrendStar and the Fund.

The UnderwriterDistributor agrees to indemnify and hold harmless TrendStar and the Fund and each person who has been, is, or may hereafter be a trustee, director, officer, employee, shareholder or control person of such entities against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of the UnderwriterDistributor or any agent or employee of the UnderwriterDistributor or any other person for whose acts the UnderwriterDistributor is responsible, unless such statement or omission was made in reliance upon written information furnished by TrendStar or the Fund. The UnderwriterDistributor likewise agrees to indemnify and hold harmless TrendStar and the Fund and each such person in connection with any claim or in connection with any action, suit or proceeding which arises out of or is alleged to arise out of the UnderwriterDistributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with the UnderwriterDistributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which TrendStar or the Fund or each such person may be entitled as a matter of law.

9.	Indemnification of the UnderwriterDistributor.

TrendStar and the Fund each agrees to indemnify and hold harmless the UnderwriterDistributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of the UnderwriterDistributor against any loss, damage or expense (including the reasonable costs of investigation) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of the UnderwriterDistributor's duties or from the reckless disregard by any of such persons of the UnderwriterDistributor's obligations and duties under this Agreement, for all of which exceptions the UnderwriterDistributor shall be liable to the Fund.

In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case TrendStar or the Fund may be asked to indemnify the UnderwriterDistributor or any other person or hold the UnderwriterDistributor or any other person harmless, TrendStar or the Fund, as applicable, shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the UnderwriterDistributor will use all reasonable care to identify and notify TrendStar or the Fund, as applicable, promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against TrendStar or the Fund, as applicable. The Fund and TrendStar shall each have the option to defend the UnderwriterDistributor and any such person against any claim which may be the subject of this indemnification, and in the event that either party so elects, it will so notify the UnderwriterDistributor, and thereupon TrendStar or the Fund, as applicable, shall take over complete defense of the claim, and neither the UnderwriterDistributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. The UnderwriterDistributor shall in no case confess any claim or make any compromise in any case in which TrendStar or the Fund, as applicable, will be asked to indemnify the UnderwriterDistributor or any such person except with the Fund's written consent.

Notwithstanding any other provision of this Agreement, the UnderwriterDistributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Fund or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.	Termination and Amendment of this Agreement.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by the UnderwriterDistributor, (ii) by action of TrendStar with the affirmative consent of the Board of Trustees of the Fund, (iii) at a meeting of the Shareholders of the Fund by the affirmative vote of a majority of the outstanding Shares, and (iv) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of the UnderwriterDistributor by vote cast in person at a meeting called for the purpose of voting on such approval.

Either of TrendStar, the Fund or the UnderwriterDistributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11.	Effective Period of this Agreement.

This Agreement shall take effect on the date referenced above, and shall remain in full force and effect until September 30, 2006 (unless terminated automatically as set forth in Paragraph 10), and from year to year thereafter, subject to annual approval (i) by the UnderwriterDistributor, (ii) by the Board of Trustees of the Fund or a vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Fund who are not interested persons of the Fund or of the UnderwriterDistributor by vote cast in person at a meeting called for the purpose of voting on such approval.

12.	New Portfolios.

The terms and provisions of this Agreement shall become automatically applicable to any additional Portfolios of the Fund established during the initial or renewal term of this Agreement.

13.	Successor Investment Fund.

Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Fund as a result of reorganization, recapitalization or change of domicile.

14.	Limitation of Liability.

It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund, personally, but bind only the trust property of the Fund. The execution and delivery of this Agreement have been authorized by TrendStar and the Trustees of the Fund and signed by an officer of TrendStar and the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund.

15.	Severability.

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.	Questions of Interpretation.

(a)	This Agreement shall be governed by the laws of the State of Indiana.

(b)
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.	Notices.

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Fund’s counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of each party for this purpose shall be:

(a)	If to TrendStar or the Fund, to:

TrendStar Investment Trust 7300 College Blvd., Suite 308 Overland Park, KS 66210 Attn: President
(b)	If to the Distributor, to:

Unified Financial Securities, Inc. 431 North Pennsylvania Street Indianapolis, IN 46204 Attn: President

18.	Execution

This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

IN WITNESS WHEREOF, TrendStar, the Fund and the UnderwriterDistributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.

TRENDSTAR ADVISORS, LLC

By:	Date

Print Name:

Title:

TRENDSTAR INVESTMENT TRUST

By:	Date

Print Name:

Title:

UNIFIED FINANCIAL SECURITIES, INC.

By:	Date

Print Name:

Title: